Exhibit 99.1

Popular announces Chief Executive Officer Ignacio Alvarez will retire on June 30, 2025;

Board appoints President & COO Javier D. Ferrer to become Popular’s next CEO

February 27, 2025

SAN JUAN, Puerto Rico — (BUSINESS WIRE) — Popular, Inc. (“Popular” or the “Corporation”) (NASDAQ: BPOP) announced today that Ignacio Alvarez will retire effective June 30, 2025 after serving as Chief Executive Officer (“CEO”) since 2017. He will be succeeded by Javier D. Ferrer, currently President and Chief Operating Officer (“COO”).

Richard L. Carrión, Chairman of Popular’s Board of Directors, said, “The Board would like to thank Ignacio for his important contributions over the past 15 years. He joined Popular in 2010, when I was CEO, at a very challenging time for our organization and the financial industry. His counsel and support were invaluable and his highly strategic and collaborative approach quickly set him apart as a great leader. From his earliest days as CEO, he demonstrated his deep commitment to Popular’s core values, as he steered our response in support of the many clients, colleagues and communities impacted by Hurricane Maria and the global pandemic. Ignacio also spearheaded critical initiatives, such as the expansion of our auto business through an important acquisition, the transaction to acquire key customer-facing channels from Evertec and the launch of a company-wide Transformation to modernize our delivery channels and deliver an enhanced customer experience. We wish him the best in his well-deserved retirement.”

“Javier has assumed increasing responsibilities in key leadership positions, demonstrating that he has the experience and vision to lead Popular as the new CEO and ensure the organization’s continued success,” continued Carrión.

Ignacio Alvarez, Chief Executive Officer, said, “Popular is a special institution. Leading it has been a privilege and the opportunity of a lifetime, and I am proud of what we, as a team, have accomplished in recent years. I would like to thank our Board and colleagues, as well as our customers and shareholders, for their trust and support, which have made this journey a truly exceptional one. I am especially grateful to Javier for his friendship and partnership, which span many decades. Javier is a talented leader who cultivates a collaborative, high-performance culture. He will bring new energy while ensuring a smooth transition into the CEO role. I firmly believe Popular’s best days are ahead, and I am positive that Javier will lead us to even greater successes.”

Javier D. Ferrer, President and Chief Operating Officer, said, “The opportunity to lead Popular is tremendously exciting. I am truly honored by the trust our Board has placed in me and deeply grateful for Ignacio’s confidence and mentorship over the years. Ignacio has developed a strong foundation to build upon. Popular’s heritage and its ability to positively impact so many individuals, businesses and communities is an important asset, accompanied by a great responsibility. I look forward to our future with optimism, fully committed to continue to work with our great teams to strengthen our organization, with a strong focus on delivering exceptional customer service, innovate and modernize our technology, and foster a culture of agility and performance to deliver increasing value to our stakeholders.”

Ferrer joined Popular in 2014 as Chief Legal Officer and General Counsel. Since January 2022, he has served as Executive Vice President and Chief Operating Officer. In May 2024, he was also appointed President. As President and Chief Operating Officer of Popular, Ferrer has been responsible for overseeing all business lines and the Strategic Planning and Data and Analytics functions of the Corporation. He has also been instrumental in the execution of Popular’s Transformation program. Before joining Popular, Ferrer was a founding partner of Pietrantoni Méndez & Alvarez LLC, a San Juan, Puerto Rico based law firm.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. and British Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, (including on our cost of deposits), our ability to attract deposits and grow our loan portfolio, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new accounting standards on the Corporation’s financial condition and results of operations, the occurrence of unforeseen or catastrophic events, including extreme weather events, pandemics, man-made disasters or acts of violence or war, as well as actions taken by governmental authorities in response thereto, and the direct and indirect impact of such events on Popular, our customers, service providers and third parties. Other potential factors include Popular’s ability to successfully execute its transformation initiative, including, but not limited to, achieving projected earnings, efficiencies and return on tangible common equity and accurately anticipating costs and expenses associated therewith, the imposition of FDIC special assessments, changes to regulatory capital, liquidity and resolution-related requirements applicable to financial institutions in response to recent developments affecting the banking sector and the impact of bank failures or adverse developments at other banks and related negative media coverage of the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Form 10-K for the year ended December 31, 2023, our Forms 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and in the Form 10-K for the year ended December 31, 2024 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

Contacts

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Senior Vice President and Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

MC González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com

Source: Popular, Inc.

Financial (English): P-EN-FIN